PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6,1999)       Rule 424(b)(3)
Prospectus number: 1911

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $136,000,000          Original Issue Date:  March 3, 2000

CUSIP Number:  59018S 4K7                Stated Maturity Date: March 7, 2001


Interest Calculation:                    Day Count Convention:
---------------------                    ---------------------

  x    Regular Floating Rate Note          x    Actual/360
-----                                    -----
       Inverse Floating Rate Note               30/360
-----                                    -----
         (Fixed Interest Rate):                 Actual/Actual
                                         -----


Interest Rate Basis:
--------------------
        LIBOR                                   Commercial Paper Rate
 -----                                   -----
        CMT Rate                                Eleventh District Cost of Funds
                                                  Rate
 -----                                   -----
        Prime Rate                              CD Rate
 -----                                   -----
   x    Federal Funds Rate                      Other (see attached)
 -----                                   -----
        Treasury Rate
 -----

      Designated CMT Page:               Designated LIBOR Page:
              CMT Telerate Page:                LIBOR Telerate Page:
              CMT Reuters Page:                 LIBOR Reuters Page:


Index Maturity:         Daily Fed Funds  Minimum Interest Rate:   Not Applicable
                        Effective

Spread:                 0.1600%          Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD              Spread Multiplier:       Not Applicable



Interest Reset Dates:   Daily, subject to the modified business day convention.


Interest Payment Dates: Quarterly,  on the 7th of June, September,  December and
                        at Maturity, subject to the modified business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated  Maturity
                        Date.

Redemption at the
Option of the Company:  The  Notes  cannot  be  redeemed  prior  to  the  Stated
                        Maturity Date.

Form:                   The  Notes  are   being   issued  in  fully   registered
                        book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  February 29, 2000